                                                                      d(3)(B)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                      ADMINISTRATIVE SERVICES SUB-CONTRACT

                                    BETWEEN

                            DIRECTED SERVICES, INC.

                                      AND

                            ING FUNDS SERVICES, LLC

SERIES

Fund For Life Series
ING AIM Mid Cap Growth Portfolio
ING Alliance Mid Cap Growth Portfolio
ING Capital Guardian Large Cap Value Portfolio
ING Capital Guardian Managed Global Portfolio
ING Capital Guardian Small Cap Portfolio
ING Developing World Portfolio
ING Eagle Asset Value Equity Portfolio
ING FMR(SM) Diversified Mid Cap Portfolio
ING Goldman Sachs Internet Tollkeeper(SM) Portfolio
ING Hard Assets Portfolio
ING International Portfolio
ING Janus Growth and Income Portfolio
ING Janus Special Equity Portfolio
ING Jennison Equity Opportunities Portfolio
ING JPMorgan Fleming International Enhanced EAFE
ING JPMorgan Fleming Small Cap Equity Portfolio
ING Limited Maturity Bond Portfolio
ING Liquid Assets Portfolio
ING Marsico Growth Portfolio
ING Mercury Focus Value Portfolio
ING Mercury Fundamental Growth Portfolio
ING MFS Mid Cap Growth Portfolio
ING MFS Research Portfolio
ING MFS Total Return Portfolio
ING PIMCO Core Bond Portfolio
ING Salomon Brothers All Cap Portfolio
ING Salomon Brothers Investors Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING UBS U.S. Balanced Portfolio
ING Van Kampen Equity Growth Portfolio

SERIES

ING Van Kampen Global Franchise Portfolio
ING Van Kampen Growth and Income Portfolio
ING Van Kampen Real Estate Portfolio
Global Balanced Series
ING PIMCO High Yield Portfolio
ING Stock Index Portfolio

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